EXHIBIT 99.27

NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST TO BROADCAST
INVESTOR PRESENTATION LIVE ON THE INTERNET

DALLAS — (June 2, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it will provide an online simulcast of its presentation to the investment community at the 2004 NAREIT Institutional Investor Forum in New York City. The presentation will take place on Wednesday, June 9, 2004, at 11:30 a.m. Eastern Time.

The live simulcast of Ashford Hospitality Trust’s presentation will be available online at the Company’s web site, www.ahtreit.com, as well as http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=AHT&item_id=899132. The online replay will follow shortly after the call and continue for approximately one year.

Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

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